EXHIBIT 10.3

LETTER OF AGREEMTENT

Agreement between Orcana Resources Inc. and Miramar Gold Corporation, Nevada Corporations (hereinafter collectively referred to as “Orcana”), and American International Ventures Inc., a Delaware Corporation (“AWN’) regarding certain patented mining claims listed on the attached Exhibit A and located in Sections 13,14,23 & 24 of T 14 N, R37 E, Nye County, Nevada, collectively known as Brinier (the “Property”).

In consideration for $10 (ten dollars) (US) and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, Orcana does hereby rant, wit, and transfer all of its right, title and interest in and to the Properly and all related appurtenances, to AIVN

1.

AIVN grants to Miramar, a two (2) percent Net Smelter Royalty (NSR) on all metals and materials mined or produced from the Property.

2.

An area of interest of 1 mile from the outside boundary of the Property whereby all unpatented claims located or caused to be located by AIVN, its agents, affiliates and subsidiaries will be included in this Agreement and included as Property for the purposes of this Agreement.

3.

AIVN always will maintain the Property in Good Standing for at least one full assessment year unless it exercises its right to abandon claims hereunder at least 90 days before the end of the then current assessment year.

4.

Upon formal delivery of positive Feasibility Study to AIVN’s Board of Directors, AIVN will have a one time right to elect to purchase the NSR granted to Orcana for an amount equal to US$250,000 (two hundred fifty thousand dollars).  At AIVN’s election, it may pay such amount as cash, marketable securities, or any combination thereof.  If AIVN elects to issue marketable securities in whole or in part for payment of the purchase price of’ the NSR, then, the conversion price shall be determined to be the ten (10) day average trading price for the ten (10) days immediately following, but not including the day upon which such Feasibility Study is formally delivered to the Board of Directors of AIVN.  AIVN will notify Orcana of its respective intent within 45 days of the formal receipt of such a positive feasibility study, and if AJVN elects to purchase the NSR, it will, within 120 days of formal delivery of positive Feasibility Study to AIVN’s Board of Directors, pay to Orcana the sum of $250,000 (US).  Each of Orcana and AIVN agree to execute all documents and perform all other acts as may be necessary or advisable, to complete the purchase of the above NSR by AIVN.

5.

Upon achieving Commercial Production at Bruner, AIVN will make a one time payment to Orcana for an amount equal to US$250,000 (two hundred fifty thousand dollars).  At AIVN’s election, AJVN may pay such amount as cash, marketable securities, or any combination thereof. If AIVN elects to issue marketable securities in whole or in part for this payment, then the Conversion price shall be determined to be the ten (10) day avenge trading price for the ten (10) days immediately following, but not including the day upon which Commercial Production was achieved from Bruner, AIVN will notify Orcana of it reaching Commercial Production within 45 days, and it will, within 120 days of achieving Commercial Production pay to Orcana the sum of US$250,000,

6.

AIVN will indemnify, defend arid hold harmless Orcana, from any suits, judgements, actions, liability, whether environmental or other occurring as a result of AIVN’s operations on the Property.

LETTER OF AGREEMENT

Orcana grants, agrees and warrants to AIVN:

1.

Regarding the unpatented mining claims which constitute all or a portion of the Property, Owner represents, to Owner’s best knowledge, that: (a) the claims were properly located in accordance with applicable Federal and state laws and regulations; (b) all assessment work requirements for the claims have been performed and all filings and recordings of proof of performing have been made properly and all Federal annual unpatented mining claim rnaintenance and rental fees have been paid properly and timely; (c) the claims are in good standing and Owner has good title to and owns the entire undivided legal and equitable interest in the claims, subject to the paramount title of the United States and other matters of title disclosed in this Agreement; (d) the claims are free and clear of all liens, claims and encumbrances created by or through Owner, except as otherwise provided in this Agreement.  Owner makes no representation or warranty concerning the discovery or presence of valuable minerals on the unpatented mining claims which comprise all or a portion of the Property,

2.

That the title to the property is clear and free of liens, judgments or other encumbrances created by, through or under Orcana.

3.

Orcana will indemnify and hold harmless AJVN from any suits, judgements, actions, liability, whether environmental or other, that Orcana is aware of as pending or contemplated prior to AIVN’s tenure.  The wording of such an indemnity is subject to mutual agreement between the parties.  AIVN acknowledges that it has had the opportunity to inspect the Property and all public records and that it is purchasing the Property on an “as is” basis.

4.

The right to assign this Agreement, provided that the assignee agrees to be bound by the terms of the agreement.

5.

The right to abandon or otherwise decrease the number of unpatented mining claims located by AIVN within the Area of Interest Orcana will have l4days, upon notification, to elect to retain, at their expense, any such unpatented mining claims.

6.

The right and possession of all technical data generated on, or pertaining to the Property and within the Area of Influence.

Orcana and AIVN mutually agree that:

1.

All standard clauses, phrases and terms common to exploration, mining and mineral leases apply to this Agreement

2.

A more detailed Agreement may be drawn at the request of either party.

3.

Upon execution, this Agreement is binding on both parties.

4.

Either party may elect, upon breach of this Agreement by the other, to seek remedy or terminate this Agreement.  AIVN may terminate this Agreement with thirty (30) days written notice to Orcana.  Upon termination by AIVN, AIVN will reconvey to Orcana all rights and Title to the Property and return all data and technical information provided by Orcana and all data and technical information generated by AIVN.

5.

This Agreement shall be construed and enforced in accordance with the laws of the state in which the property is situated,

6, This Agreement will be registered against the title of the Property.

Agreed to this Day the 16th  of July, 2002,

LETTER OF AGREEMENT

Orcana Resou rces Inc.

American International Ventures

        /s/ Samuel G. Nunnemaker

By /s/

By    Samuel G. Nunnemaker

Title   Director

Title    President

LETTER OF AGREEMENT

STATE OF NEVADA

      )

                    )SS

COUNTY OF CARSON                 )

    This Mining Lease Agreement was acknowledged before me on July 16, 2002 by Samuel G. Nunnemaker as President of AIVN.

       /s/Carol Cody

                   Notary Public

My commission expires: Oct. 28, 2004

LETTER OF AGREEMENT

SCHEDULE A

List of Unpatented Mineral Claims held in the name of Miramar Gold Corporation and located in Township 14N and Range 37E in Nye County, Nevada

Claim Name

Claim Number

NMC    Number

Section

Cottontail

1-2

132498 – 132499

24

3-4

132500 - 132501

24, 25

5-6

132502 – 132503

24

  7

132504

13, 24

8-13

132505 - 132510

13

14

132511

13, 24

15-16

132512 – 132513

24

17-18

132514 - 132515

24, 25

19-20

132516 - 132517

24

21

132516

13, 24

List of Patented mining claims and millsites in the name of Orcana Resources Inc. located in TI4M, R37E, Services 13, 14, 23 ang 24, Nye County, Nevada:

Claim Name

Mineral Survey

Patent Number

 Paymaster

4301

616421

Paymaster Extension #1

4301

616421

Paymaster ExtensIon

4301

616421

Defender

  301

616421

Last Chance

4301

616421

Last Chance #1

4301

616421

Paymaster Annex

4301

816421

Wild Horse

4301

616421

Wild Horse #1

4301

618421

Wild Horse #2

4301

616421

Wild Horse #3

4301

616421

Big Henry

4301

616421

Friday

4301

616421

Little Jim

4301

616422

Sooy

4303

616422

Bruner Lode

4303

616422

Annex

4303

616422

Lucky Tiger

4303

616422

Aura

4303

616422

Silent Friend

4303

616422

Annex Extension

4303

616422

(Fraction) -

LETTER OF AGREEMENT

Climax

4302A

616422

July

4302A

756224

Black Mule

4302A

756224

Shale Lode

4302A

756224

Gold Knob

4302A

756224

July Millsite

4302B

756224

Black Mule Milisite

4302C

756224

List of Unpatented lode mining claims in the name of Orcana Resources Inc. located in T14N, P37E, Section 13, 14. 23, 24, 25 and in T14N, R38E, Sections 18, 19 and 20, in Nye County, Nevada.

Claim Name

BLM Serial Number

County Book & Pass

Amethyst Extension

132489

256

37-86

Raymond

132490

256

32

Raymond #1

132491

256

33

Raymond #2

132492

256

29

Duke

132493

246

30

Duke #1

132494

256

31

Pixie

132495

256

34

Pixie #1

132498

256

35

Pixie #2

132497

256

36

SETTLEMENT AGREEMENT

This Agreement is made and entered into this the 29th day of April 2003 executed by and between American International Ventures, Inc. (“AIVN”); and GetToner.com, Inc.. ("GetToner"), and Dominic Taglialatella (“Taglialatella”) and Anthony Lauro ("Lauro").

WITNESSETH

WHEREAS, effective March 1, 2000, GetToner and its shareholders and AIVN did enter into. a Stock Exchange Agreement ("Stock Exchange Agreement') pursuant to which the GetToner shareholders did assign, transfer; and convey to AIVN all of their stock ownership rights in GetToner in exchange for certain common stock of AIVN, all as set forth therein, and in addition, Taglialatella and Lauro did enter into separate employment agreements ("Employment Agreements") effective as of the same date (collectively the Stock Exchange Agreement, the Employment Agreements, and all other acts related thereto are hereinafter referred to as the (“Transaction”):

WHEREAS, a dispute has arisen between parties regarding the Transaction pursuant to which AIVN have asserted claims against GetToner, Lauro and Taglialatella regarding the non-disclosure of certain tax payables, accounts payables and certain other claims, and Taglialatella and Lauro have asserted claims against AIVN regarding the funding of the GetToner business and amounts due under the Employment Agreements,

WHEREAS, without admitting or denying the claims of each party, the parties hereto desire to settle all maters relating to the Transaction as set forth herein.

***

NOW THEREFORE, in consideration of the mutual terms, conditions, and promises contained herein, and other good and valuable considerations, the receipt of which is acknowledged by the parties hereto, the parties do hereby agree as follows:

1

RESCISSION OF TRANSACTION

1 .01 Rescission of the Agreement.  The parties hereto hereby rescind ab initio the Transaction, except that, all shares previously issued to the GetToner shareholders (or their assigns) in connection with the Stock Exchange Agreement, other than the Rescinded Shares (as defined below), shall continue to remain issued and outstanding capital stock of AIVN.  In connection with such. rescission, AIVN hereby assigns, transfers, and conveys all of its stock ownership rights to GetToner capital stock to Taglialatella and Lauro to be held equally by the parties.  The parties acknowledge that a stock certificate or certificates representing the equity ownership of GetToner have not been issued to AIVN, and this agreement shall constitute sufficient evidence of such assignment and transfer by AIVN.  As additional consideration, AIVN hereby declares that the promissory note in the amount of $60,000 due AIVN from GetToner at the time of the Transaction is satisfied in full.

1.02. Rescinded Shares.  Taglialatella and Lauro each shall deliver to AWN stock certificates  representing 875,833 shares of common stock of AIVN, together with a stock power endorsed in blank (“Rescinded Shares”).  The certificate and stock power shall be delivered to AIVN concurrent with the execution hereof Except for the Rescinded Shares, no other shares shall be rescinded, cancelled or returned to the Company in connection with the Transaction or this Agreement

1.03 Sale of AIVN common Stock.  AIVN agrees that it shall not take any action to prevent, impair or inhibit the Claimants or their counsel from selling any shares of AIVN common stock issued pursuant to the Settlement Agreement, as amended herein, under SEC Rule 144, and AIVN further agrees that it shall provide, at its expense, any legal opinion letters which AIVN's transfer agent or the Claimants' brokerage firm may request in order to sell such stock in compliance with Rule 144.

II

RELEASE BY PARTIES

2.01.

Release By AIVN. AIVN hereby fully and finally releases and discharges and holds harmless GetToner, Lauro, and Taglialatella, and GetToner's respective past, present, and future shareholders, officers, directors, employees, agents, subcontractors, and their successors, transferees and assigns, individually and collectively (the “GetToner Releasees”), from any and all claims, demands, losses, damages or causes of action whether based in tort, contract or any other theory of recovery, and whether for compensatory or punitive damages, that AIVN ever had, now has, that may now exist or may hereafter accrue against the GetToner Releasees, which includes by way of illustration but no limitation, those in any way related to the Transaction, and by reason of any other mater whatsoever from the beginning of the world to the date of this Agreement.

2.02.

Release By GetToner Taglialatella and Lauro.  GetToner, Taglialatella and Lauro, individually and collectively (the “GetToner Releasors”), hereby fully and finally release and discharge and hold harmless AIVN, Jack Wagenti, Daniel Luciano, Esq. and AIVN's respective past, present, and future shareholders, officers, directors, employees, agents, subcontractors, and their successors, transferees and assigns, individually and collectively (the “AIVN Releasees”), from any and all claims, demands, losses, damages or causes of action whether based in tort; contract or any other theory of recovery, and whether for compensatory or punitive damages, that the GetToner Releasors ever had, now have, that may now exist or may hereafter accrue, against the AIVN Releasees which includes by way of illustration but not limitation, those in any way related to the Transaction, and by reason of any other matt& whatsoever from the beginning of the world to the date of this Agreement.

2.03.

Consideration. The consideration for the releases of the individuals and entities provided in Sections 2.01 and 2.02 above are the mutual terms and conditions herein and other good and valuable consideration.

III

MISCELLANEOUS

3.01.

This Agreement is binding upon and inures to the benefit of the signatory parties, and their successors, transferees, heirs, representatives, and assigns.

3.02.

All exhibits, schedules and. documents referred to in this Agreement are incorporated herein for all purposes. Moreover, the recitals set forth above are likewise incorporated herein for all purposes.

3.03.

This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter herein and supersedes all prior and contemporaneous agreements1 understandings, negotiations and discussions among the parties, written or otherwise.  No supplement; modification or waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

3.04.  This Agreement may be executed in counterpart with each counterpart constituting a binding instrument upon the signatory party and all counterparts constituting an integrated document.

3.05 This Agreement shall be governed in accordance with the laws of the State of New Jersey.  If for any reason action is required to enforce the terms of this Agreement by one party against the other party, reasonable attorney fees and court costs will be assessed against the defaulting party.

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the date set forth above.

American International Ventures, Inc.

/s/ Jack Wagenti

Jack Wagenti

President

GetToner.com, Inc.

/s/ Anthony Lauro

Anthony Lauro

President

/s/ Anthony Lauro

Anthony Lauro

Individually

/s/ Dominick Taglialatella

Dominick Taglialatella

Individually

Exhibit 31

CERTIFICATION

I, Jack Wagenti, certify that:

1. I have reviewed this annual report on Form 10-KQB of American International Ventures, Inc.;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the "Evaluation Date"); and

c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: March 15, 2004

/s/ Jack Wagenti

Jack Wagenti

President and

Principal Financial Officer

EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of the registrant certifies, to the best of his knowledge, that the registrant's Annual Report on Form 10-KSB for the period ended May 31, 2003 (the "Form 10-KSB") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-KSB, fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: March 15, 2004

American International Ventures, Inc.

/s/ Jack Wagenti
Jack Wagenti

President and

Principal Financial Officer